EXHIBIT 11



              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         GROUP TECHNOLOGIES CORPORATION

                           Primary Earnings Per Share

                            Three Months Ended          Nine Months Ended
                          September     September    September    September
                           28, 1997      29, 1996     28, 1997     29, 1996
                         -----------   -----------  -----------   -----------

Weighted average
 shares outstanding       16,220,629    16,220,629   16,220,629    16,135,468
Net effect of dilutive
 stock options (based on
 treasury method)            664,791             0            0             0
                         -----------   -----------  -----------   -----------
Total                     16,885,420    16,220,629   16,220,629    16,135,468
                         ===========   ===========  ===========   ===========

Net income (loss)         $1,032,000  $(2,818,000) $(3,584,000)  $(2,755,000)
Net income (loss)
 per share                    $0.06        $(0.17)       $(0.22)      $(0.17)



                        Fully Diluted Earnings Per Share

                            Three Months Ended          Nine Months Ended
                          September     September    September    September
                           28, 1997      29, 1996     28, 1997     29, 1996
                         -----------   -----------  -----------   -----------

Weighted average
 shares outstanding       16,220,629    16,220,629   16,220,629    16,135,468
Net effect of dilutive
 stock options (based on
 treasury method)          1,309,867             0            0             0
                         -----------   -----------  -----------   -----------
Total                     17,530,496    16,220,629   16,220,629    16,135,468
                         ===========   ===========  ===========   ===========

Net income (loss)         $1,032,000  $(2,818,000) $(3,584,000)  $(2,755,000)
Net income (loss)
 per share                    $0.06        $(0.17)       $(0.22)      $(0.17)


